                                                                  EXHIBIT 99(a)

            INSTRUCTIONS AS TO USE OF BAY VIEW CAPITAL CORPORATION
                             SUBSCRIPTION WARRANTS

                               ----------------

           CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

  The following instructions relate to a rights offering (the "Rights Offering") by Bay View Capital Corporation, a Delaware corporation (the "Company"), to the holders of its common stock, par value $.01 per share (the "Common Stock"), as described in the Company's Prospectus Supplement dated
          , 2001, together with the accompanying Prospectus dated           ,
2001 (together, the "Prospectus"). Holders of record of shares of the Common
Stock at the close of business on           , 2001 (the "Record Date") are
receiving one transferable subscription right (collectively, the "Rights") for each one share of the Common Stock held by them on the Record Date. An
aggregate of approximately         Rights exercisable to purchase an aggregate
of approximately        shares of the Common Stock are being distributed in
connection with the Rights Offering. Each whole Right is exercisable, upon
payment of $        in cash per share of Common Stock (the "Subscription
Price"), to purchase        shares of the Common Stock (the "Basic
Subscription Privilege"). In addition, subject to the proration described below, each holder of Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Over-Subscription Privilege"). The shares of the Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that all the shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the shares of the Common Stock so available (the "Over-Subscription Shares") are not sufficient to satisfy all subscriptions pursuant to the Over-Subscription Privilege, the available shares will be allocated pro rata among holders of the Rights exercising the Over-Subscription Privilege, in proportion to the number of shares each such holder has subscribed to purchase pursuant to his or her respective Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Over-Subscription Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privileges, then such holder will be allocated only such number of Over-Subscription Shares as such holder subscribed for and the remaining Over-Subscription Shares will be allocated among all other holders exercising Over-Subscription Privileges. You will not be able to exercise any portion of the Rights as to either the Basic Subscription Privilege or the Over-Subscription Privilege unless the aggregate net proceeds from the Rights Offering and the Company's concurrent offering of certain of the Company's units and Common
Stock to certain purchasers are greater than $    million (this condition
referred to herein as the "Minimum Proceeds Condition"). See discussion set forth under "Rights Offering" in the Prospectus.

  No fractional shares of Common Stock or cash in lieu thereof will be issued or paid. Instead, the number of shares of Common Stock issuable upon a holder's exercise of its Rights under each of the Basic Subscription Privilege and the Over-Subscription Privilege will be rounded down to the next whole share of Common Stock.

  The Rights will expire at 5:00 p.m., New York City Time, on           ,
2001, unless extended (the "Expiration Date").

  The number of Rights to which you are entitled is printed on the face of your subscription warrants. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your subscription warrant and returning the certificate to Mellon Bank, N.A., the Subscription Agent in the envelope provided.

  YOUR SUBSCRIPTION WARRANT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR THE GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION WARRANTS MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE,

INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1. Subscription Privilege.

  To exercise Rights, complete Form 1 and send your properly completed and executed subscription warrant, together with payments in full of the Subscription Price for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of the Common Stock being subscribed for by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank N.A as Subscription Agent), or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Reorg Account:
323-885489, FBO Bay View Capital Corporation, Attention: Mellon Investor Services LLC, Evelyn O'Connor (201) 296-4515. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least seven business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription warrant to your bank or broker in accordance with the procedures specified in Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the subscription warrant on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription warrant and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of the Common Stock, if any, being subscribed for pursuant to the Over-Subscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription warrants within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription warrant must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Mellon Bank, N.A., at the address, or by calling the telephone number, indicated below.

  Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of the Common Stock are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, such shares will be allocated, as described above, among persons exercising the Over-Subscription Privilege in proportion to the number of shares such persons seek to purchase pursuant to the Basic Subscription Privilege.

  The address and telecopier numbers of the Subscription Agent are as follows:

           By Mail:                      Facsimile Transmission                     By Hand:
                                     (eligible institutions only):
       Mellon Bank, N.A.                                                       Mellon Bank, N.A.
 c/o Mellon Investor Services
              LLC                            (201) 296-4293             c/o Mellon Investor Services LLC
     Post Office Box 3301                                                   120 Broadway, 13th Floor
     Hackensack, NJ 07606        To confirm receipt of facsimile only:         New York, NY 10271
Attn: Reorganization Department                                         Attn: Reorganization Department
                                             (201) 296-4860
                                        If by Overnight Courier:
                                           Mellon Bank, N.A.
                                    c/o Mellon Investor Services LLC
                                 85 Challenger Road - Mail Drop - Reorg
                                       Ridgefield Park, NJ 07660
                                    Attn: Reorganization Department

  The address, telephone and telecopier numbers of Mellon Investor Services LLC for inquiries, information or requests for additional documentation is as follows:

                           44 Wall Street, 7th Floor
                              New York, NY 10005
                                (800) 737-9864
                       (banks and brokers call collect)

                                CALL TOLL-FREE
                                (800) 737-9864

  If you exercise less than all of the Rights evidenced by your subscription warrant by so indicating in Form 1 of your subscription warrant, the Subscription Agent will issue to you a new subscription warrant evidencing the unexercised Rights. However, if you choose to have a new subscription warrant sent to you, you may not receive any such new subscription warrant in sufficient time to permit you to sell or exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of shares of common stock represented by the Rights evidenced by the subscription warrants delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of the Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2. Delivery of Common Stock.

  The following deliveries and payments will be made to the address shown on the face of your subscription warrant unless you provide instructions to the contrary on Form 3.

  (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date, assuming the satisfaction of the Minimum Proceeds Condition, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of the Common Stock purchased pursuant to the Basic Subscription Privilege.

  (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date, assuming the satisfaction of the Minimum Proceeds Condition, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege the number of shares of the Common Stock allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "Rights Offering--Over-Subscription Rights" in the Prospectus.

  (c) Cash Payments. As soon as practicable after the Expiration Date, assuming the satisfaction of the Minimum Proceeds Condition, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess funds, without interest, received in payment of the Exercise Price for each share of the Common Stock that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3. To Sell or Transfer Rights.

  (a) Sale of Rights through a Bank or Broker. To sell all the Rights evidenced by a subscription warrant through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed subscription warrant to your bank or broker. Your subscription warrant should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription warrant as the absolute owner of all of the Rights evidenced by such subscription warrant for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue subscription warrants, if you wish to sell less than all of the Rights evidenced by a subscription warrant, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription warrant divided into subscription warrants of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription warrants evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

  (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the subscription warrant and have your signature guaranteed by an Eligible Institution. A subscription warrant that has been properly transferred in its entirety may be exercised by a new holder without having a new subscription warrant issued. Because only the Subscription Agent can issue subscription warrants, if you wish to transfer less than all of the Rights evidenced by your subscription warrant to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your subscription warrant into subscription warrants of appropriate smaller denominations by following the instructions in paragraph 4 below. The subscription warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

  (c) Sale of Rights Through the Subscription Agent. To sell all Rights evidenced by a subscription warrant through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and exercised subscription warrant to the Subscription Agent. If you wish to sell less than all of the Rights evidenced by a subscription warrant, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you may have your subscription warrant divided into subscription warrants of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(c). Promptly following the Expiration Date, the Subscription Agent will send the holder a check for the net proceeds from the sale of any rights sold. No assurance can be given that a market will develop for the Rights or that the Subscription Agent will be able to sell any Rights.

4. To Have a Subscription Warrant Divided into Smaller Denominations.

  Send your subscription warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new subscription warrants to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription warrants are to be issued in a name other than that in which the old subscription warrant was issued. Subscription certificates may not be divided into Rights to purchase fractional shares of Common Stock, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription warrants in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. Execution.

  (a) Execution by Registered Holder. The signature on the subscription warrant must correspond with the name of the registered holder exactly as it appears on the face of the subscription warrant without any alteration or change whatsoever. Persons who sign the subscription warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  (b) Execution by Person Other than Registered Holder. If the subscription warrant is executed by a person other than the holder named on the face of the subscription warrant, proper evidence of authority of the person executing the subscription warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in 3(b) above, to a transferee other than a bank or broker or the Subscription Agent, or if you specify special payment or delivery instructions pursuant to Form 4.

6. Method of Delivery.

  The method of delivery of subscription warrants and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City Time, on the Expiration Date.

7. Special Provisions Relating to the Delivery of Rights Through The Depository Trust Company.

  In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege

8. Substitute Form W-9.

  Each Rights holder who elects to exercise the Rights and those foreign stockholders who allow the Subscription Agent to sell such foreign holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights).

                                                                      EXHIBIT A

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                             SUBSCRIPTION WARRANTS

                                   issued by

                         BAY VIEW CAPITAL CORPORATION

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus Supplement
dated           , 2001, together with the accompanying Prospectus dated
          , 2001 (together, the "Prospectus"), of Bay View Capital Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription warrant(s) evidencing the Rights (the "Subscription Warrant(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City Time, on
          , 2001, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under "Rights Offering-- How to Exercise Your Rights" in the Prospectus. Payment of the Subscription
Price of $     per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City Time, on the Expiration Date even if the Subscription Warrant evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. All undefined capitalized terms used herein have the definition ascribed to them in the Prospectus.

                                       The Subscription Agent is:
                                           Mellon Bank, N.A.
           By Mail:                      Facsimile Transmission                     By Hand:
                                     (eligible institutions only):
       Mellon Bank, N.A.                                                       Mellon Bank, N.A.
      c/o Mellon Investor
          Services LLC                       (201) 296-4293             c/o Mellon Investor Services LLC
     Post Office Box 3301                                                   120 Broadway, 13th Floor
     Hackensack, NJ 07606        To confirm receipt of facsimile only:         New York, NY 10271
Attn: Reorganization Department                                         Attn: Reorganization Department
                                             (201) 296-4860
                                        If by Overnight Courier:
                                           Mellon Bank, N.A.
                                    c/o Mellon Investor Services LLC
                                 85 Challenger Road - Mail Drop - Reorg
                                       Ridgefield Park, NJ 07660
                                    Attn: Reorganization Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of
Subscription Warrant(s) representing            Rights and that such
Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic
Subscription Privilege to subscribe for        shares of the Common Stock per
Right with respect to each of       Rights represented by such Subscription
Warrant and (ii) the Over-Subscription Privilege relating to each such Right to subscribe, to the extent that shares of Common Stock are available therefor
(as described in the Prospectus), for an aggregate of up to         shares of
Common Stock. The undersigned understands that payment of the Subscription
Price of $      per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City Time, on the Expiration Date and represents that such payment, in the
aggregate amount of $       , either (check appropriate box):

  [_]is being delivered to the Subscription Agent herewith
      or
  [_]has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

  [_]wire transfer of funds

    .  name of transferor institution _______________________________

  [_] .date of transfer _______________________________________________

  [_] .confirmation number (if available) _____________________________

  [_]uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Funds paid by uncertified personal checks may take at least seven business days to clear. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

  [_]certified check

  [_]bank draft (cashier's check)

  [_]money order

    .  name of maker ________________________________________________

    .  date of check, draft or money order number ___________________

    .  bank on which check is drawn or issuer of money order ________

Signature(s) ______________________________ Address ___________________________________

___________________________________________ ___________________________________________

Name(s) ___________________________________ ___________________________________________

___________________________________________ Area Code and Tel. No(s) __________________
           Please type or Print

Subscription Warrant
No(s). (if available) ___________

                             GUARANTY OF DELIVERY
         (Not to be used for Subscription Warrant signature guarantee)

  The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

___________________________________________ Dated: ____________________________, 2001
___________________________________________ ___________________________________________
___________________________________________               (Name of Firm)
___________________________________________
                 (Address)
___________________________________________ ___________________________________________
     (Area Code and Telephone Number)                 (Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Warrant(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                                 PAYER'S NAME:


                        Part 1--PLEASE PROVIDE YOUR
                        TIN IN THE BOX AT RIGHT AND    ----------------------
                        CERTIFY BY SIGNING AND         Social Security Number
                        DATING BELOW.                            OR

 SUBSTITUTE
 Form W-9
 Department of
 the Treasury                                          ----------------------
 Internal                                              Employer Identification
 Revenue                                                       Number
 Service               --------------------------------------------------------
                        Part 2--Certification--Under penalty     Part 3--
                        of perjury, I certify that:              Awaiting
                                                                 TIN [_]

 Payer's Request

 for Taxpayer
 Identification         (1) The number shown on this form is
 Number (TIN)               my correct Taxpayer Identification
                            Number (or I am waiting for a
                            number to be issued to me), and

                       --------------------------------------------------------



                        CERTIFICATE INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).
     Sign Here  (right arrow)
                        (2) I am not subject to backup
                            withholding because (a) I am
                            exempt from backup withholding, or
                            (b) I have not been notified by
                            the Internal Revenue Service (the
                            "IRS") that I am subject to backup
                            withholding as a result of a
                            failure to report all interest or
                            dividends, or (c) the IRS has
                            notified me that I am no longer
                            subject to backup withholding.

                       --------------------------------------------------------

                        The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                        SIGNATURE ____________________________________________

                        DATE _________________________________________________


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
     OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
                     IN PART 3 OF THE SUBSTITUTE FORM W-9.


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

   I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security
 Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld.

 SIGNATURE ____________________________________________  DATE:         , 2001

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

  Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


----------------------------------------------------------------
                             Give the
For this type of account:    SOCIAL SECURITY
                             number of--
----------------------------------------------------------------
 1. An individual's account  The individual

 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, any one
                             of the
                             individuals(1)

 3. Husband and wife (joint  The actual owner
    account)                 of the account
                             or, if joint
                             funds, either
                             person(1)

 4. Custodian account of    The minor(2)
    minor (Uniform Gift to
    Minors Act)

 5. Adult and minor (joint   The adult or, if
    account)                 the minor is the
                             only
                             contributor, the
                             minor1

 6. Account in the name of   The ward, minor,
    guardian or committee    or incompetent
    for a designated ward,   person(3)
    minor, or incompetent
    person

 7. a. The usual revocable   The grantor-
    savings trust account    trustee(1)
    (grantor is also
    trustee)

 b. So-called trust          The actual
    account that is not a    owner(1)
    legal or valid trust
    under State law

8.  Sole proprietorship      The owner(4)
    account


----------------------------------------------------------------
                             Give the EMPLOYER
For this type of account:    IDENTIFICATION
                             number of--
----------------------------------------------------------------
 9. A valid trust, estate,   The legal entity
    or pension trust         (do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title)(5)

10. Corporate account        The corporation


11. Religious, charitable,   The organization
    or educational
    organization account

12. Partnership account      The partnership
    held in the name of
    the business

13. Association, club, or    The organization
    other tax-exempt
    organization

14. A broker or registered   The broker or
    nominee                  nominee


15. Account with the         The public
    Department of            entity
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments


---------------------------------------
(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one). However, the IRS prefers that you use your social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

 .  A corporation.
 .  A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 .  The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 .  An international organization or any agency or instrumentality thereof.
 . A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
 .  A real estate investment trust.
 .  A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust described in section 664, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times during the tax year under the Investment Company Act of 1940.
 .  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you either have not provided your correct taxpayer identification number to the payer or have provided an incorrect taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to nonresident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART II, AND RETURN IT TO THE PAYER.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041(a), 6045 and 6050A and the regulations issued thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.